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                                                                    Exhibit 28.A

                    First Chicago Credit Card Master Trust II
                     Excess Spread Analysis - December 2001

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Series                                              95-M             95-O            96-Q             96-S             97-U
Deal Size                                         $500MM           $500MM          $900MM           $700MM           $400MM
Expected Maturity                               10/15/02         12/16/02         2/15/02         12/16/02         10/15/02
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
 Yield                                            20.96%           20.96%          20.96%           20.96%           20.96%
 Less: Coupon                                      2.16%            2.16%           2.04%            2.07%            2.04%
       Servicing Fee                               1.50%            1.50%           1.50%            1.50%            1.50%
       Net Credit Losses                           6.38%            6.38%           6.38%            6.38%            6.38%
Excess Spread:
       December-01                                10.92%           10.92%          11.04%           11.01%           11.04%
       November-01                                11.33%           11.33%          11.44%           11.42%           11.44%
       October-01                                 11.61%           11.61%          11.72%           11.70%           11.72%
Three Month Average Excess Spread                 11.29%           11.28%          11.40%           11.37%           11.40%

Delinquency:
       30 to 59 Days                               1.39%            1.39%           1.39%            1.39%            1.39%
       60 to 89 Days                               1.01%            1.01%           1.01%            1.01%            1.01%
       90+ Days                                    1.83%            1.83%           1.83%            1.83%            1.83%
       Total                                       4.23%            4.23%           4.23%            4.23%            4.23%

Payment Rate                                      31.03%           31.03%          31.03%           31.03%           31.03%

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Series                                               99-W            99-X            99-Y
Deal Size                                          $750MM          $750MM          $550MM
Expected Maturity                                 3/15/02         6/16/03         8/15/03
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
 Yield                                            20.96%           20.96%          20.96%
 Less: Coupon                                      2.12%            2.16%           2.15%
       Servicing Fee                               1.50%            1.50%           1.50%
       Net Credit Losses                           6.38%            6.38%           6.38%
Excess Spread:
       December-01                                10.96%           10.92%          10.93%
       November-01                                11.36%           11.33%          11.34%
       October-01                                 11.65%           11.62%          11.62%
Three Month Average Excess Spread                 11.32%           11.29%          11.30%

Delinquency:
       30 to 59 Days                               1.39%            1.39%           1.39%
       60 to 89 Days                               1.01%            1.01%           1.01%
       90+ Days                                    1.83%            1.83%           1.83%
       Total                                       4.23%            4.23%           4.23%

Payment Rate                                      31.03%           31.03%          31.03%
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